UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2023

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19350 State Highway 249, Suite 600

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NCSM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of NCS Multistage Holdings, Inc. (the “Company”) held on May 25, 2023, the Company’s stockholders approved an amendment and restatement of the Company’s 2017 Equity Incentive Plan (the “2017 EIP”), to increase the shares of common stock under the 2017 EIP by 75,000 shares. The Company’s Board of Directors and Compensation, Nominating and Governance Committee Charter previously approved the 2017 EIP, subject to such stockholder approval.

A brief description of the terms and conditions of the 2017 EIP, as amended is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2023 (the “Proxy Statement”) under the heading “Proposal 5: Approval of Amended and Restated 2017 Equity Incentive Plan.” The descriptions of the 2017 EIP, as amended contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2017 EIP that is attached hereto as Exhibit 10.1.

Item 5.07Submission of Matters to a Vote of Security Holders.

Five items of business were acted upon by stockholders at the Annual Meeting: (1) the election of three Class III Directors nominated by the Board of Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, (3) approve, on an advisory basis, the compensation of the Company’s named executive officers, (4) approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, and (5) approve the Amended and Restated 2017 Equity Incentive Plan. Total votes eligible to be cast at the Annual Meeting as of the April 6, 2023 record date were 2,438,877, of which 2,119,086 votes were cast in person or by proxy, consisting of approximately 86.88% of the total eligible votes to be cast.

The voting results are as follows:

Proposal 1 — Election of Directors

			Broker
Names	For	Withheld	Non-Votes
W. Matt Ralls	1,754,512	148,418	216,156
John Deane	1,732,810	170,120	216,156
Ryan Hummer	1,788,120	114,810	216,156

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

For	2,117,813
Against	601
Abstentions	672
Broker Non-Votes	—

Proposal 3 — Approve, on an advisory basis, the compensation of named executive officers

For	1,879,826
Against	22,689
Abstentions	415
Broker Non-Votes	216,156

Proposal 4 — Approve, on an advisory basis, the frequency of future advisory votes on the compensation of named executive officers

1 year	1,886,713
2 years	0
3 years	15,775
Abstentions	442
Broker Non-Votes	216,156

As reported above, the Company’s stockholders expressed a preference of “1 Year” for the frequency with which stockholder votes on named executive officer compensation should be held. In accordance with the recommendation of the Board of Directors set forth in the proxy statement and consistent with the stated preference of the majority of the Company’s stockholders, future advisory stockholder votes on named executive compensation will be conducted on an annual basis, until the next advisory vote on frequency is held. As approved by the Board of Directors, the next advisory vote regarding the frequency of say-on-pay votes will occur at the Company’s 2029 Annual Meeting of Stockholders.

Proposal 5 — Approve the Amended and Restated 2017 Equity Incentive Plan

For	1,745,764
Against	157,156
Abstentions	10
Broker Non-Votes	216,156

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No. Description of the Exhibit

10.1 Amended and Restated 2017 Equity Incentive Plan

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	NCS Multistage Holdings, Inc.

	By:	/s/ Michael Morrison
Michael Morrison
Chief Financial Officer